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                                                                   EXHIBIT 10.9

THIS CONTRACT IS ENTERED INTO BY AND BETWEEN:

      BRIDGETECH HOLDINGS INTERNATIONAL, INC. ("DISTRIBUTOR") a corporation having its principal place of business at: 777 S. Highway 101, Suite 215, Solana Beach, California 92075

      AND

      SOVEREIGN TRACKING SYSTEMS, L.L.C. ("STS"), a limited liability company, or its assignee, with its main place of business at: 1108 INDUSTRIAL PARKWAY, BRICK, NEW JERSEY 08724

      Jointly referred to hereafter as the Parties.

                                    PREAMBLE

      Distributor is in healthcare, medical, clinical & pharmaceutical business. STS is in the business of offering an asset tracking system (consisting of hardware and software) that works on radio frequency ("RF") under the trade name "PALTRACK". PalTrack and its components as well as other related products designated by STS as available for sale by Distributor are referred to as the "PRODUCTS". Distributor wishes to purchase from STS the PalTrack System and such additional Products as may be designated by STS as available for sale, and to market, re-sell and distribute the Products, subject to the terms and conditions of this Contract.

      Distributor wishes to license from STS the PalTrack software engine component of PalTrack presently known as "PALTRACK SOFTWARE ENGINE" for integration in tracking systems utilizing the PalTrack system and sold by Distributor ("DISTRIBUTOR'S SYSTEM"), the Distributor's System with the integrated software being referred to as the "INTEGRATED DISTRIBUTOR'S SYSTEM"). The license granted Distributor under this Contrac, with respect to the PalTrack Software Engine is sometimes referred to herein as "SOFTWARE LICENSE".

      Distributor has technical expertise in the provision of integrated solutions and provides its customers with before and after sales support, know how, specific marketing and integrated solutions. Distributor is a Value Added Reseller, which is a party with technical expertise, training experience and market relationships that offer it the ability to properly represent and market tracking systems incorporating the PalTrack Engine. It is expressly understood and agreed that any integration of the PalTrack Engine by Distributor into the PalTrack tracking systems shall be subject to the review and approval of STS in its sole discretion. It is further understood and agreed that STS is only granting a license to use the PalTrack Engine in integrations approved by STS and that ownership of the PALTRACK ENGINE and any enhancements or modifications thereto shall be and remain with STS, except intellectual property in software not provided by STS, developed by Distributor allowing for integration into Distributor's System shall be and remain the property of Distributor.

      The parties have decided to work together to develop market opportunities based on the Distributor and STS's expertise, in order for the Distributor to sell. Specifically, the parties contemplate Distributor's resale and distribution of PalTrack as a stand-alone system.

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      The development, sale or adaptation of Products into other technologies of
Distributor shall be subject to separate agreement between STS and Distributor. STS shall have sole discretion in approving any suggested application of Distributor.

      This CONTRACT takes into consideration the above with the purpose of facilitating relationship between the Distributor and STS.

                                   ARTICLE 1

                                SCOPE OF CONTRACT

      Subject to the terms and limitations of this CONTRACT, STS grants the Distributor, and Distributor accepts exclusive right to market, sell and distribute in the "Market" and "Territory" (as such terms are defined below) PalTrack as a stand-alone system and such other related STS's Products as STS may determine from time to time. Subject to the terms and limitations of this Contract, STS grants to Distributor, and Distributor accepts the right to use and integrate the PALTRACK SOFTWARE ENGINE with DISTRIBUTOR'S SYSTEMS, provided any integration shall be subject to review, testing and approval of STS, and to market, sell and distribute the INTEGRATED DISTRIBUTOR'S System in the Market and Territory. For purposes of this Contract, the Market shall mean hospitals, doctors offices, medical clinics, nursing homes and similar medical facilities, but shall not include warehouses, distribution centers, schools and separate buildings housing administrative offices ("Related Facilities"), even though the entities using Related Facilities may be the same entities operating the medical facilities, provided however, that so long as rights have not been afforded to others with respect to Related Facilities, STS agrees to allow Distributor to market, sell and distribute the Products to Related Facilities on an non-exclusive basis. The term Territory shall mean United States of America and China. The rights hereunder conveyed to Distributor are subject to the terms of this Contract, including by way of example and not limitation, the payment of the licensing fee and satisfaction of the minimum purchase requirements as outlined in ATTACHMENT "A" AND "B". The Distributor has the right to sell the Products according to the terms and conditions agreed upon between the parties and stated in the following Articles 2 to 13. Distributor acknowledges that it may not use the PalTrack Engine for purposes other than in connection with the sale of the Integrated Distributor System and that it shall not in any event sell any of the PalTrack Engine other than as part of the Integrated Distributor System approved by STS.

                                   ARTICLE 2

                                      TERM

      This contract will come into force on latest of the dates of signature by either party and will expire on July 31, 2010, unless sooner terminated or extended in accordance with the provisions of this Agreement. Provided Distributor is in compliance with its obligations under this Contract, this Contract will automatically renew on a year to year basis thereafter for up to an additional five (5) years, subject to satisfaction of the minimum purchases requirements set forth in Attachment "B" for the immediately preceding year, unless notice of termination is provided by Distributor not less than 120 days prior to the then applicable expiration date.

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                                    ARTICLE 3

                        LEGAL POSITION OF THE DISTRIBUTOR

      The Distributor will sell, in its own name and on its own behalf, the Products, which it purchases from STS. Except as provided herein, installation shall only be accomplished by STS or parties approved and/or designated by STS, on terms determined by STS on a case-by-case basis. Upon completion of Distributor's training pursuant to Article 4.2 and upon STS's determination that Distributor has demonstrated expertise sufficient to properly market and or install the Products, the Distributor shall be authorized to perform marketing and or installation of the Products. As a material inducement to STS's granting the right to Distributor to perform marketing and or installation, Distributor shall indemnify and hold STS harmless from any errors, omissions, neglect or consequences resulting from Distributor's installations, and shall purchase and maintain for its benefit and the benefit of STS, its principals, agents and employees, who shall each be named parties insured, GENERAL AND PRODUCT LIABILITY reasonably satisfactory to STS. Distributor shall provide STS with evidence that insurance is at all times in place as noted above, delivering any time upon STS's request and at least annually, not more than thirty (30) days prior to expiration of policies, certificates of insurance showing the same to be in place for the following year. Policies shall be with national reputable insurance companies licensed to do business in all states where installation is to take place. Policies shall not be cancelable except upon thirty (30) days written notice to STS. Distributor may not perform installations when insurance as required hereunder, is not in place to STS's satisfaction.

      Distributor's installations shall be in accordance with guidelines and procedures established by STS. STS shall sell Products to Distributor at its then-published wholesale price list, as modified from time to time, on terms set forth in Article 7 below. STS responsibilities are restricted to those defined in this contract.

      After acceptance of the present contract by both parties, the Distributor is authorized to publicly define its activity with the following statements:
"AUTHORIZED SELLER AND DISTRIBUTOR OF PALTRACK" or "Exclusive seller and distributor of PalTrack to medical facilities". Upon satisfactory completion of training and delivery of evidence that insurance requirements of STS are met, Distributor may also represent it as an "AUTHORIZED INSTALLER OF PALTRACK" or "Exclusive installer of Paltrack to medical facilities".

                                   ARTICLE 4

                          RIGHTS AND OBLIGATIONS OF STS

      4.1 SALES.

      Subject to compliance by Distributor with the terms and conditions of this Agreement and payment of invoices issued by STS for Products, STS undertakes to honor orders received and to comply with the delivery periods mutually agreed upon, subject to Excused Delay.

      When giving quotations, the delivery periods, which vary according to the type of Product and any customization which may be attached thereto (if agreed to pursuant to separate

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agreement) are provided only as an indication by STS of the expected time frame and are subject to confirmation on a case-by-case basis.

      STS reserves the right to cease or restrict the production and delivery of any Product and to redesign or modify any Product without incurring obligations towards the Distributor other than those of meeting purchase orders already received, provided that: (a) the Distributor will be notified in writing of a Product withdrawal at least three (3) months in advance, and (b) at the end of this three (3) months period, the Distributor will be able to send to STS a "Last Buy Order". Notwithstanding the foregoing, STS can immediately withdraw a Product in case of, a change required under applicable law, court order or by STS's attorneys. In such case, any orders outstanding shall be deemed cancelled or, at the option of Distributor, modified to be for the new or alternative product recommended by STS then available at a price and upon terms then in effect for the new or alternative product.

      4.2 TRAINING.

      The signature of this Agreement by the Distributor entitles the Distributor to technical and commercial training sessions for people representing both the commercial staff and the technical staff of the Distributor. Such training sessions shall take place at STS's premises. Any additional training shall be available at mutually agreeable dates and times.

      The date of the initial training sessions will be fixed by mutual consent. The training will be organized by STS and at STS's facility. Should the Distributor wish the initial training sessions be presented on its site, or should the number of persons the Distributor seeks trained be greater than seven
(7), STS may require additional compensation for training, the terms and conditions of such training to be furnished by STS in advance for the Distributor's approval and will include acceptable locations, travel and lodging expense reimbursement.

      The parties acknowledge that the Distributor's understanding of the Product, its functions and applications is a material inducement to STS's continuing into this Agreement and that it is important that the Distributor remain current in its knowledge. Accordingly, after initial training, STS may propose future training to the Distributor, on reasonable terms and conditions to be agreed upon at such time.

      4.3 TECHNICAL SUPPORT.

      STS agrees to assist Distributor by providing a technical hotline service during regular business hours.

      STS may elect to provide such additional necessary technical support not provided by Distributor to Distributor and in such case, STS will quote the price for such technical support according to the needs of the Distributor.

      STS undertakes to keep the Distributor informed of the launching of new types of Products for which it wishes to entrust sales to the Distributor so that Distributor can prepare for their installation and sale.

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      4.4 MARKETING SUPPORT.

      The signature of this Contract by the Distributor entitles the Distributor to a Welcome Kit consisting of existing marketing materials respecting the Products. The Welcome Kit will be delivered in the form of a CD. Any updated promotional materials will be made available to Distributor at STS's cost in the form of a CD. Distributor shall be responsible for production of such marketing materials provided by STS on CD. Any desired change to marketing materials shall be subject to STS approval, not to be unreasonably withheld. STS retains sole copyright in the Welcome Kit and all other marketing materials produced by STS.

                                   ARTICLE 5

                    RIGHTS AND OBLIGATIONS OF THE DISTRIBUTOR

      5.1 THE DISTRIBUTOR UNDERTAKES TO:

      Provide STS within thirty (30) days signature date of this Agreement or in case of renewal of this Agreement on the date or before the date of such renewal, with a business plan (marketing information and plan, sales forecast, communication plan) and company profile.

      Use STS as the sole source of supply for Products. Distributor shall not manufacture, distribute nor offer for sale, installation or integration for its own account or that of others, any product which is competitive with the Products without the written consent of STS, which may not be unreasonably withheld. Violation of this covenant shall constitute, at STS's sole election, an incurable breach allowing, in addition to other remedies, immediate termination of Distributor's rights to buy and resell or install Products.

      5.2 TRADEMARKS AND LOGO/INDUSTRIAL PROPERTY.

      The Distributor is only entitled to use the specific STS logo for the sale of Products supplied to the Distributor by STS. This specific logo will be provided by STS in PC format to which the Distributor shall not make any modification.

      The Distributor shall not make any reference to, STS, STS's business, its Products and the relationship between Distributor and STS except through labeling programs agreed to by the parties and press releases approved by both STS and Distributor, each party agreeing not to unreasonably withhold such consent.

      5.3 STOCKS OF PRODUCTS AND DEVELOPMENT SYSTEM SAMPLES.

      In consultation with STS, and with due consideration given to existing and future estimates of Product orders from Distributor's customers, Distributor agrees to maintain a sufficient stock of the Products, in order to be able to rapidly supply its customers.

      To adequately present the STS product to the customer, the distributor will be provided one STS SAM Demo case. Any additional SAM Demo case purchased by the distributor will be discounted to $750.00 USD.

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      5.4 QUALIFICATION OF PERSONNEL.

      The Distributor undertakes to assign qualified personnel to the sale, service and installation of the Products. Any new persons joining the Distributor and assigned to the installation of STS's Products shall be trained by the people who have been trained according to the terms and conditions set forth in Article 4.2 above.

      5.5 PROMOTION.

      In communication with third parties, the Distributor shall specify that it is one of STS's distributors. Distributor shall promote the Products and STS, through its sales force, through exhibitions, web sites, showrooms, press releases, and brochures, all of which shall be subject to review and approval of STS, such approval not to be unreasonably withheld.

      5.6 EXCLUSIVE RIGHTS IN HEALTHCARE, MEDICAL, CLINICAL & PHARMACEUTICAL MARKETS.

      STS will also turn over to Distributor all existing, quoted, and pending proposals to customers in the Market and Territory, except where to do so would violate existing agreements STS has with third parties and except where Distributor does not desire to pursue such matters, in which case Distributor shall advise STS of its decision within ten (10) days after presentation by STS of relevant materials concerning such proposals or contracts. Proposals and contracts so rejected by Distributor may be pursued and/or honored by STS or third parties designated by STS and shall be deemed excluded from the exclusive rights granted to Distributor under this Contract. Distributor shall pay STS for this transfer an initial fee of $50,000 due on contract execution. At this point in time, the parties anticipate the following accounts will be transferred to and assumed by Distributor (the obligations and rights respecting the same being more particularly set forth in Exhibit C attached):

            Advocate Good Shepherd (AGS)
            Holy Name Hospital (HNH)
            Medical University of South Carolina (MUSC)

      Upon execution of this agreement, all other STS distributors who presently have the right to sell to the Market in the Territory ("Existing Distributors") must purchase STS Products, including related software from exclusive Distributor, provided Distributor agrees to honor any price or delivery commitments made by STS under separate agreements with such Existing Distributors and provided further that the foregoing requirement that Existing Distributors source through Distributor shall not apply where the same is alleged to be a violation of contract.

                                   ARTICLE 6

                                 CONFIDENTIALITY

      In providing its services, each Party will have access to commercial, financial, technical or strategic information, hereinafter referred to as "Confidential Information" which shall be treated as confidential.

      Each Party gives formal assurance to the other that such Confidential Information will be safeguarded and will, under no circumstances, be disclosed to another party without previous approval of the disclosing Party in writing.

      Even after the expiry of this contract, both parties undertake to treat as strictly confidential any and all Confidential Information received from either party.

                                   ARTICLE 7

                          PRICE AND PAYMENT CONDITIONS

      The Products will be sold by STS to the Distributor according to its then-current wholesale price list. STS may impose certain minimum lot per order purchase requirements provided such are consistently applied to other distributors and end users contracting with STS directly (except for orders of samples). Minimum purchaser orders for transmitter tags are in lots of 3,000 units, minimum purchase orders for transceivers are in lots of 250 units, and such minimum unit amounts are hereafter referred to as "Lots". STS shall have the right to increase the size of the minimum Lots any time after the second anniversary of this Contract upon not less than 120 days prior written notice if STS is advised by manufacturers of the Products of an increase in the minimum Lot necessary to manufacture the Products or to maintain then existing pricing or delivery times to STS for the Products.

      The prices and minimum purchase orders of Products sold to Distributor shall be no higher than the prices or purchase order quantities for any other STS distributor, reseller or manufacturer of the Products. STS may raise its prices once every twelve (12) months by giving written notice to Distributor. A price change shall not be effective as to any purchase made by Distributor within sixty (60) days after Distributor has received notice of the price change. Prices cannot increase any more frequently than once every twelve (12) months from the date of the last price increase.

      STS will invoice the Distributor in US$. Payment arrangements shall be made 80% of the purchase order due on purchase and balance of 20% due on delivery to distributor, FOB, STS offices (unless otherwise arranged), Payment arrangements on any purchase orders over $500,000 US$ shall be made 65% of the purchase order due on purchase and balance of 35% due on delivery to distributor, FOB, STS offices (unless otherwise arranged). Payment not made when due shall be subject to interest at eighteen percent (18%) per annum. STS may withhold pending orders and/or refuse new orders until past due payments are made and satisfactory evidence of payment for future orders is provided to STS.

                                   ARTICLE 8

                                    WARRANTY

      Subject to limitations and conditions herein provided, STS warrants to the Distributor that all PalTrack units sold to Distributor hereunder will be free from defects in material and workmanship, will conform to all specifications for the units, and will be fit for the purpose for which they were designed.

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      STS further warrants that its Products shall comply with their functional specifications. STS's warranty is strictly limited to the replacement or repair of the Products (at STS's election) considered as defective by STS.

      STS's warranty is a one year parts valid from the date of installation for hardware Products requiring installation or from the date on which the hardware Products are supplied to the Distributor for those hardware Products which do not require installation, excluding travel and accommodation expenses in the case of on-site attendance; the Distributor bearing the cost of transportation of the defective hardware Products in the case of a workshop return. In this latter case, the defective Products shall be returned to STS in good condition.

      The above warranty does not cover:

      - Transmitter Tags after they have been delivered, tested and installed.

      -     Engineering samples.

      - Products which have been damaged by the Distributor or any third-party or which have been stored under conditions which do not comply with STS specifications or normal usage.

      -     Products not integrated (where authorized) or installed properly.

      - Products submitted to abnormal conditions (mechanical, electrical, thermal); abnormal conditions being defined as any conditions exceeding the ones stated in the Product specifications.

      - Products which are incorrectly adjusted or defective when this results from use in excessive operating conditions (sundry temperatures, voltage and supply limits, electrical or magnetic interference) as defined by STS, or from an incorrect choice of application (where authorized) by the Distributor or its customers.

      Defective Products must be sent back to STS following STS's return procedures.

      Distributor shall notify STS of the defects within 15 working days after the defects are discovered.

THE REMEDY PROVIDED ABOVE IS IN LIEU AND TO THE EXCLUSION OF ALL OTHER REMEDIES, OBLIGATIONS OR LIABILITIES ON THE PART OF STS FOR DAMAGES, WHETHER IN CONTRACT, TORT OR OTHERWISE, AND INCLUDING BUT NOT LIMITED TO, DAMAGES FOR ANY DEFECTS IN THE PRODUCTS OR FOR ANY INJURY, DAMAGE, OR LOSS RESULTING FROM SUCH DEFECTS OR FROM ANY WORK DONE IN CONNECTION THEREWITH OR FOR CONSEQUENTIAL LOSS, WHETHER BASED UPON LOSS OF ASSETS, THEFT, LOST GOODWILL, LOST RESALE PROFITS, IMPAIRMENT OF OTHER GOODS OR ARISING FROM CLAIMS BY THIRD PARTIES OR OTHERWISE. DISTRIBUTOR ACKNOWLEDGES AND AGREES THAT THE PRODUCTS AND

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PALTRACK SYSTEM DO NOT CONSTITUTE SECURITY PRODUCTS/SYSTEMS AND ARE NOT DESIGNED
TO PREVENT THEFT, DAMAGE OR VANDALISM TO PERSONS OR PROPERTY. THE PALTRACK
SYSTEM IS DESIGNED TO GENERALLY TRACK MOVEMENT OF ITEMS WITHIN A SPECIFIED AREA, NOTHING MORE, AND THIS WILL NOT OCCUR UNLESS INSTALLED PROPERLY IN STRICT ACCORDANCE WITH ALL SPECIFICATIONS OF STS. THIS MAY ALSO NOT OCCUR WHERE THERE EXISTS INTERFERENCE OR DISRUPTING FACTORS AFFECTING RADIO WAVES. WHILE THE PALTRACK SYSTEM AND PRODUCTS MAY AID IN SECURITY, THEY DO NOT CONSTITUTE A SECURITY SYSTEM AND STS MAKES NO REPRESENTATION OR WARRANTY AS TO THE PALTRACK
OR PRODUCTS FUNCTIONALITY OR EFFECTIVENESS AS A SECURITY SYSTEM. DISTRIBUTOR AGREES TO NOTIFY CUSTOMERS OF THE PROVISIONS OF THIS SECTION, AND THE LIMITATION OF WARRANTIES AND LIABILITY, HEREIN STATED, AND CUSTOMERS ACKNOWLEDGMENT AND ACCEPTANCE OF THIS ARTICLE 8 AND AGREEMENT TO LOOK SOLELY TO DISTRIBUTOR FOR ANY CLAIMS SHALL BE A MANDATORY CONDITION OF SALE.

      STS DISCLAIMS ANY EXPRESS WARRANTY NOT PROVIDED HEREIN AND ANY IMPLIED WARRANTY, GUARANTY OR REPRESENTATION AS TO PERFORMANCE, QUALITY AND ABSENCE OF HIDDEN DEFECTS, AND ANY REMEDY FOR BREACH OF CONTRACT, WHICH BUT FOR THIS PROVISION, MIGHT ARISE BY IMPLICATION, OPERATION OF LAW, CUSTOM OF TRADE OR COURSE OF DEALING, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      NO COMPENSATION SHALL BE PAID BY STS IN RESPECT OF DEPRIVATION OF ENJOYMENT. STS'S ENTIRE LIABILITY, IF INCURRED, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE AMOUNT OF THE DEFECTIVE PRODUCT ORDER.

                                   ARTICLE 9

                          INTELLECTUAL PROPERTY RIGHTS

      STS and/or its licensors, as applicable, shall retain title and full ownership of its Products and technology, and more generally of any industrial and/or intellectual property rights pertaining to its Products and technology, including any integration, application, alteration or modification of or utilization of the Products, regardless of the party performing same, and regardless whether such was done with STS's consent or performed without STS's consent in violation of this Agreement.

      Nothing in this Contract shall be construed as granting to the Distributor or implying any rights, by license, grant or otherwise, under any intellectual and/or industrial property rights of or concerning any of the Products or any integration, application modification of or utilizing the Products, regardless of the party performing same, or information transmitted by STS. No source code will be transmitted to the Distributor. The Distributor shall not make any copies, reverse engineer, disassemble, or decompile any Product, any software contained in or used with any Product or purchased from STS as a stand-alone Product. Distributor agrees, without charge to STS but at STS's expense, to execute and deliver all documents necessary, including original applications and applications for renewal, extension or re-issue of such patents, trademark registrations or copyright registrations in any and all countries to vest title in STS or its licensors (as applicable and as their interests may appear), their successor and assigns.

      The Distributor shall not modify any hardware or software provided by STS without STS prior written consent. Software incorporated into the Product is licensed to end users pursuant to separate agreement.

      STS shall place a copy of the source code for related Product software and firmware in escrow which shall be made available to Distributor for the limited purposes allowed under this Agreement, in the event that STS declares bankruptcy or decides to cease all of its business operations.

                                   ARTICLE 10

                                    TRANSFER

      Distributor agrees not to assign, sublicense, transfer or sell any rights and/or obligations, skills and duties arising from this contract to third parties, whether by stock sale, merger, asset sale or by operation of law (such transactions being hereinafter referred to as a "Transfer"), (a change of control of Distributor also being deemed a Transfer) without prior consent of STS in writing, which consent, except as otherwise provided herein, may be withheld in STS's sole discretion. Notwithstanding the foregoing, provided the following conditions are met, STS agrees not to unreasonably withhold its consent to the sale of stock or substantially all of a Distributor's assets or a merger or corporate reorganization, assignment by operation of law or assignment or transfer of this Agreement to entities under common ownership or control ("affiliates") subject to the following conditions:

      (1) Distributor or the surviving entity in case of a merger, shall not be relieved from any of its obligations under this contract,

      (2) The Transferee shall assume all of the obligations of Distributor under this Agreement from and after the effective date of the Transfer by written instrument reasonably acceptable to STS,

      (3) The Transferee shall have a net worth and credit standing equal or greater than that of Distributor as of the date of this Contract or the date prior to the effective date of the Transfer, whichever is greater,

      (4) The Transferee shall have experience and skills and engage employees and staff sufficient, in STS's reasonable judgment, to perform the obligations of Distributor under this Agreement,

      (5) The Transferee shall not be a competitor of STS or use or offer competing asset tracking systems that utilize RF technology.

      (6) Distributor and the proposed Transferee notify STS not less than thirty (30) days prior to the proposed effective date of Transfer and provide STS with such information as STS may request in order to evaluate the request for consent to the Transfer.

      This Agreement is personal to Distributor and entered into based on the experience, market presence knowledge and representations made by Distributor. For this reason, Distributor acknowledges that STS may grant or withhold consent to a transfer in its sole business judgment, except as otherwise provided above.

                                   ARTICLE 11

                             TERMINATION IN ADVANCE

      Notwithstanding the provisions of Article 2 above, STS reserves the right to terminate this contract upon thirty (30) day written notice in the following cases:

      (1) any total or partial transfer by the Distributor of its rights under this contract without STS's prior consent in writing.

      (2) any change in the control of the Distributor which STS considers to be against its interests.

      (3) any sale of competing products that work on RF technology other than those stated on Exhibit D attached.

      (4) the failure of Distributor to satisfy the minimum purchase requirements in accordance with Exhibit B.

      (5) the failure of Distributor to pay the fees and other sums due STS, or to otherwise default in its monetary obligations under this Contract and Exhibits attached and purchase orders made pursuant to or in connection with this Contract, provided STS agrees to afford Distributor five (5) days written notice of such failure to pay and to cure the failure before the termination shall be deemed effective.

      (6) the default beyond applicable notice and cure period of any other agreement between STS, its principals and any other affiliates and Distributor, its principals or any other affiliates.

      (7)   any violation of the provisions of Article 9 of this Agreement.

      Each of the Parties also reserves the right to terminate this Contract in advance and without compensation with notice by registered letter or national overnight delivery with acknowledgment or refusal of receipt in the case where the other Party has failed to comply with its non-monetary contractual obligations and has failed to remedy such breach within a period of thirty (30) days (or such shorter period as reasonable under the circumstances) or in case of failure to meet its monetary obligations where such breach is not remedied within five (5) days after written notice of breach. STS shall be entitled to recover its cost of enforcing its rights under this Agreement (including reasonable legal fees).

      Each of the Parties reserves the right to terminate this Contract immediately without the issue of prior notice in the case of any state of insolvency, receivership or compulsory liquidation of the other Party.

                                   ARTICLE 12

         RULES APPLYING DURING THE EXPIRY OF TERMINATION OF THE CONTRACT

      Except as otherwise agreed in writing by STS, the Distributor must:

      - Immediately cease using STS's name, address and logo in any form whatsoever.

      - Return to STS, within 30 days of the end of this contract, all promotional and advertising documents and materials which may have been available for its execution.

      All sums due by the Distributor to STS will be payable within thirty days from the date of expiry or termination of this Contract.

      No compensation will be due to the Distributor by STS in the case of expiry or termination of the Contract.

      This Agreement shall be governed by, construed, interpreted and the rights of the parties determined in accordance with the applicable laws of the United States and the State of New Jersey, notwithstanding its choice of law rules. The parties stipulate to the personal and subject matter jurisdiction of the courts of the State of New Jersey, provided the parties further agree in any litigation between them, to proceed with non-binding mediation or arbitration prior to fully litigating its respective claims.

                                   ARTICLE 13

                                  MISCELLANEOUS

      All notices, requests, demands, and other communications shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile transmission or overnight courier, or if mailed, by certified or registered mail, postage paid, to the parties at the following address:

      IF TO STS:

              William A. Robinson, President
              Sovereign Tracking Systems LLC
              1108 Industrial Parkway
              Brick, New Jersey  08724

              With a copy (which shall not constitute notice) to:
              Steven M. Abramson, Esquire
              Silver, Freedman & Taff, L.L.P.
              1700 Wisconsin Avenue, N. W.
              Washington, D.C.  20007

      IF TO DISTRIBUTOR:

              Thomas C. Kuhn III, EVP & CFO
              777 South Highway 101
              Suite 215
              Solana Beach, CA  92075

              With a copy (which shall not constitute notice) to:
              Knox Dobbins
              Sutherland Asbill and Brennan
              999 Peachtree Street, NE
              Atlanta, Georgia  30309

                                          SOVEREIGN TRACKING SYSTEMS,
                                          L.L.C., a limited liability company

                                          By: /s/ William A. Robinson
                                              ----------------------------------
                                              William A. Robinson, as Agent Only

                                          Date: 7/27/2005

                                          DISTRIBUTOR: BRIDGETECH
                                          HOLDINGS INTERNATIONAL, INC.

                                          By: /s/ Michael Chermak
                                             -----------------------------------
                                             Name:  Michael Chermak
                                             Title:  CEO
                                             Date:  7/27/2005

Rev 3, July 15, 2005 Bridgetech

                                 ATTACHMENT "A"

      Distributor Fee and Minimum Lot Purchase Quantities ("DFMP"). Total DFMP for the first year of the term is $741,860.00 payable in accordance with the following:

Exclusive Fee               $170,000.00    August 9, 2005
Including yearly PalTrack
Software Engine License

First lot payment           $190,620.00    September 2, 2005
Second lot payment          $190,620.00    December 31, 2005
Third lot payment           $190,620.00    April 30, 2006

                         All Dollars are in US Currency.

        Exclusive Distributor Fee payment is due on Distributor Contract execution

                 DFMP payments are due on dates specified above

    Exclusive Distributor Fee payment of $170,000 and is in addition to DFMP and minimum
                  quantities for such years is due on contract
                                anniversary date
                        On all Subsequent contract years

        DFMP are due on month and day specified above for each subsequent contract years

          Yearly Software License includes customization and unlimited licensing of PalTrack Software Engine

         First lot payment due September 2, 2005 (production starts once payment is received)

                                 ATTACHMENT "B"

       Yearly Minimum Purchases from STS Needed to Retain Exclusive Status

                                  Exclusive Fee
                      Annual Distributor Purchase from STS

Initial Year July 19 2005 - July 18, 2006             DFMP (Attachment "A")
Second           Year July 19, 2006 - July 18, 2007   DFMP   +   $758, 140.00
Third            Year July 19, 2007 - July 18, 2008   DFMP   +   $1,258,140.00
Fourth           Year July 19, 2008 - July 18, 2009   DFMP   +   $1,758,140.00
Fifth            Year July 19, 2009 - July 18, 2010   DFMP   +   $2,758,140.00

Each additional year after the initial term of the contract will require minimum purchase orders of STS product as listed below:

Out Years        Beyond July 19, 2010                 DFMP   +   $3,258,140.00

   The above Minimum Purchase Requirements will be increased to reflect actual purchases for prior year if greater than amounts stated in chart above.

                         All Dollars are in US Currency.

   Exclusive Distributor Fee payment is due on Distributor Contract execution

              Minimum Lot payments are due on dates specified above

  Exclusive Distributor Fee payment is due on contract anniversary date on all subsequent contract years

     Minimum Lot Payments are due on month and day specified above for each subsequent contract years

 Fee Schedule is based on all purchases made by Distributor from STS, including
  Products, Cabling, Software, Installation, Maintenance Contracts and Training
                                     Costs.

                                 Attachment "C"

 Exceptions to STS Existing Hospital Installations, Hospital Quotes, and Ongoing
                                 Revenue Stream

The distributor initially is anticipated to assume the obligations and gain the benefits under the following customer accounts:

REORDER OF TRANSMITTER

                  Qty               Tag          Sub Total        Margin
                 -----   -----   -----------    -----------    -----------
AGS              2,000     =       $35.00       $ 70,000.00    $ 29,640.00
HNH              2,000     =       $35.00       $ 70,000.00    $ 29,640.00
MUSC             4,000     =       $35.00       $140,000.00    $ 59,280.00
                                 -----------    -----------    -----------
                                      Total     $280,000.00    $118,560.00
                                 -----------    -----------    -----------

SERVICE/MAINTENANCE CONTRACT

The following hospitals will require a 4-Year Service/Maintenance Contract that has not been established at this time.

The 4-year Maintenance contract is as follows:

AGS              $44,595      Initial Total     $133,785
HNH              $44,595
MUSC             $44,595

Transferring Fee = $50,000

                                      -3-